                                                                    Exhibit 10.1

                                                                  Execution Copy

                             MACK-CALI REALTY, L.P.

                          -----------------------------

                             NOTE PURCHASE AGREEMENT

                           Dated as of August 2, 1999

                          -----------------------------

                              7.18% Notes due 2003

                                TABLE OF CONTENTS

                                                                            Page

1.  ISSUANCE OF NOTES                                                          1
    (a)  Authorization                                                         1
    (b)  Registration Statement and Prospectuses                               1
    (c)  Purchase and Sale of the Notes; the Closing                           2

2.  REPRESENTATIONS OF THE OPERATING PARTNERSHIP                               2
    (a)  Organization; Qualification, Etc.                                     2
    (b)  Authorization                                                         3
    (c)  Compliance with Securities Laws; Disclosure                           3
    (d)  Priority                                                              3
    (e)  Compliance with Other Instruments                                     3
    (f)  Governmental Consents                                                 4
    (g)  Litigation; Governmental Orders                                       4
    (h)  Taxes                                                                 4
    (i)  Compliance with ERISA                                                 4
    (j)  Shelf Registration Statement and Prospectus Supplement                6

3.  CONDITIONS OF CLOSING                                                      6
    (a)  Proceedings Satisfactory                                              6
    (b)  Supplemental Indenture                                                6
    (c)  Mortgage Notes                                                        6
    (d)  Opinion of Counsel to the Operating Partnership                       6
    (e)  Certificate of the Trustee                                            6
    (f)  Representations True, Etc.; Certificate                               7
    (g)  Legality                                                              7
    (h)  Rating                                                                7
    (i)  CUSIP Number                                                          7
    (j)  Representation Letter                                                 7

4.  PAYMENT                                                                    7

5.  MISCELLANEOUS                                                              8
    (a)  Expenses                                                              8
    (b)  Reliance on and Survival of Representations                           8
    (c)  Successors and Assigns                                                8

    (d)  Notices                                                               8
    (e)  Law Governing                                                         9
    (f)  Headings; Counterparts                                                9

SCHEDULE A - Mortgage Notes

SCHEDULE I - Purchaser Information

EXHIBIT A  - Form of Opinion of Counsel to the Operating Partnership

                             MACK CALI REALTY, L.P.
                                11 Commerce Drive
                           Cranford, New Jersey 07016

                                                              New York, New York
                                                            as of August 2, 1999

To the Purchaser named
on the signature page hereof

                              7.18% Notes due 2003

Ladies and Gentlemen:

      Mack Cali Realty, L.P., a limited partnership formed under the laws of the State of Delaware (the "Operating Partnership") hereby agrees with the Purchaser named on the signature page hereof (the "Purchaser" and, together with each and every purchaser of the Notes (as hereinafter defined), the "Purchasers") as follows:

      1.    ISSUANCE OF NOTES.

      (1) Authorization. The Operating Partnership has duly authorized the issuance and sale of (i) certain securities (the "Securities"), including one or more series of unsecured non-convertible debt securities (the "Debt Securities"), pursuant to an Indenture (the "Base Indenture"), dated as of March 16, 1999, among the Operating Partnership, Mack-Cali Realty Corporation, a Maryland corporation (the "Corporation") and Wilmington Trust Company, as trustee (the "Trustee") and (ii) as a series of such Debt Securities, its 7.18% Notes due 2003 (the "Notes"), pursuant to the Supplemental Indenture No. 2 (the "Supplemental Indenture"), dated as of August 2, 1999, between the Operating Partnership, as Issuer, and the Trustee (the Base Indenture as supplemented by the Supplemental Indenture, the "Indenture"). All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

      (2) Registration Statement and Prospectuses. The Operating Partnership and the Corporation have filed with the Securities and Exchange Commission (the "Commission"), (i) a Registration Statement on Form S-3 (Registration Statement

333-57103) (the "Registration Statement"), including a Prospectus, dated September 25, 1998, relating to the Securities (the "Base Prospectus") and (ii) a Prospectus Supplement, dated August 2, 1999, to the Base Prospectus relating to the Notes (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"). As used herein, the terms "Registration Statement," "Base Prospectus," "Prospectus Supplement" and "Prospectus" includes in each case the material incorporated by reference therein.

      (3) Purchase and Sale of the Notes; the Closing. (i) The Operating Partnership shall sell to the Purchaser and, subject to the terms and conditions hereof, the Purchaser agrees to purchase from the Operating Partnership the Notes for the aggregate purchase price of $185,283,478 (the "Purchase Price"). The closing of the purchase of the Notes (the "Closing") shall be held at the offices of Pryor Cashman Sherman & Flynn LLP ("PCS&F"), 410 Park Avenue, New York, New York 10022, at 10:00 A.M., New York time, on August 2, 1999 or on such other Business Day as mutually agreed upon by the parties (the "Closing Date").

      (ii) On the Closing Date, the Operating Partnership shall issue the Notes in accordance with Section 2.9 of the Supplemental Indenture.

      2. REPRESENTATIONS OF THE OPERATING PARTNERSHIP. The Operating Partnership represents and warrants to the Purchaser as follows:

      (1) Organization; Qualification, Etc. The Operating Partnership is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted. The Operating Partnership is duly qualified as a foreign limited partnership to do business in and is in good standing in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business now conducted by it and proposed to be conducted by it requires such qualification, except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Operating Partnership and its subsidiaries taken as a whole, or (b) the ability of the Operating Partnership to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

      (2) Authorization. The Operating Partnership has all requisite power and authority to enter into this Agreement, the Original Indenture and the Supplemental Indenture (all of the foregoing Agreements being referred to herein collectively as the

"Transaction Documents"), to issue the Notes and to perform its obligations pursuant to the provisions hereof and thereof. The execution and delivery of the Transaction Documents and the Notes have been duly authorized by all requisite action on the part of the Operating Partnership. This Agreement constitutes, and each of the other Transaction Documents and the Notes will constitute the legal, valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their respective terms, except as limited by general equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally.

      (3) Compliance with Securities Laws; Disclosure. The Registration Statement and the Prospectus (i) comply in all material respects with the Securities Act of 1933, as amended (the "Securities Act") and the applicable rules and regulations thereunder, (ii) correctly describe in all material respects the business of the Operating Partnership and (iii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      (4) Priority. The Notes will constitute senior unsecured obligations of the Operating Partnership, ranking equally with such of the Operating Partnership's existing and future senior unsecured and unsubordinated indebtedness.

      (5) Compliance with Other Instruments. The consummation of the transactions contemplated by this Agreement and the performance of the terms and provisions of the Transaction Documents and the Notes will not result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Operating Partnership under, any indenture, mortgage, deed of trust, bank loan or credit agreement, organizational instrument, or other agreement or instrument to which the Operating Partnership is a party or by which the Operating Partnership or any of its properties is bound except where such breach, default or creation could not reasonably be expected to result in a Material Adverse Effect. The Operating Partnership is not in violation of, in default under or in breach of any agreement or instrument to which the Operating Partnership or any of its properties is bound, except where such violation, default or breach would not have a Material Adverse Effect.

      (6) Governmental Consents. Except for the filing of the Registration Statement and the Prospectus, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Body is required for the execution, delivery or performance by the Operating Partnership of the Transaction Documents and the Notes.

      (7) Litigation; Governmental Orders. There are no actions, suits or proceedings pending or, to the knowledge of the Operating Partnership, threatened against the Operating Partnership or any of its properties in any court or before any arbitrator or Governmental Body, except for those actions, suits or proceedings an adverse decision with respect to which would not have a Material Adverse Effect. The Operating Partnership is not, and the consummation of the transactions contemplated by this Agreement and the performance of the terms and provisions of the Transaction Documents and the Notes will not cause the Operating Partnership to be, (i) in default under any Order of any court, arbitrator or Governmental Body, (ii) subject to any Order of any court or Governmental Body or (iii) in violation of any statute or other rule or regulation of any Governmental Body, the violation of which would have a Material Adverse Effect.

      As used in this Agreement, the term "Governmental Body" includes any applicable federal, state, county, city, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, whether domestic or foreign; and the term "Order" includes any order, writ, injunction, decree, judgment, award, determination or written direction or demand.

      (8) Taxes. The Operating Partnership has filed all tax returns that are required to have been filed by it in any jurisdiction. All taxes shown to be due and payable on such returns and all other taxes and assessments payable by the Operating Partnership, to the extent the same have become due and payable, have been paid. The Operating Partnership does not know of any proposed material tax assessment against the Operating Partnership and, in the opinion of the Operating Partnership, all of its tax liabilities are adequately provided for on the books of the Operating Partnership.

      (9) Compliance with ERISA. (i) The Operating Partnership and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of non-compliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Operating Partnership nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA) and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Operating Partnership or any ERISA Affiliate, or in the imposition of any lien on any of the rights, properties or assets of the Operating Partnership or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or liens as would not be individually or in the aggregate Material.

      (ii) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

      (iii) The Operating Partnership and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (iv) The expected postretirement benefit obligation (determined as of the last day of the Operating Partnership's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Operating Partnership and its subsidiaries is not Material.

      (v) As used in this Agreement, the following terms have the following meanings:

      "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Operating Partnership under Section 414 of the Code.

      "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Operating Partnership and its subsidiaries taken as a whole.

      "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

      "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained or to which contributions are or, within the preceding five years, have been made or required to be made, by the Operating Partnership or any ERISA Affiliate or with respect to which the Operating Partnership or any ERISA Affiliate may have any liability.

      (10) Shelf Registration Statement and Prospectus Supplement. The Prospectus Supplement has been filed with the Securities and Exchange Commission in the manner and within the time period required by Rule 424(b); and the Shelf Registration Statement has been declared effective under the Securities Act and no stop order suspending the effectiveness of the Shelf Registration Statement and no order directed at any document incorporated by reference in the Prospectus Supplement or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened by the Securities and Exchange Commission.

      3. CONDITIONS OF CLOSING. The Purchaser's obligation to purchase and pay for the Notes to be purchased by it hereunder shall be subject to the conditions hereinafter set forth:

      (a) Proceedings Satisfactory. All proceedings taken in connection with the issue of the Notes and the consummation of the other transactions contemplated hereby and all documents and papers relating thereto shall be reasonably satisfactory to the Purchaser, and the Purchaser shall have received copies of such documents and papers, all in form and substance satisfactory to the Purchaser, as the Purchaser may reasonably request in connection therewith.

      (b) Supplemental Indenture. The Supplemental Indenture shall have been duly executed and delivered by the Operating Partnership and the Trustee.

      (c) Mortgage Notes. On or prior to the Closing Date, the Operating Partnership shall have paid or caused to be paid all amounts outstanding under the first mortgage loans from the Purchaser to certain Affiliates of the Operating Partnership listed on Schedule A hereto (the "Mortgage Notes").

      (d) Opinion of Counsel to the Operating Partnership. The Purchaser shall have received opinions, dated the Closing Date, addressed to it and otherwise satisfactory in scope and substance to it, from PCS&F, counsel to the Operating Partnership, substantially in the form of Exhibit A hereto and covering such other matters incident to the transactions contemplated hereby as it may reasonably request.

      (e) Certificate of the Trustee. The Purchaser shall have received a certificate, dated the Closing Date, from the Trustee, certifying that the Trustee is authorized to execute and deliver the Indenture and that the Notes delivered pursuant to this Agreement are authentic and follow the form required under the Indenture.

      (f) Representations True, Etc.; Certificate. All representations and warranties of the Operating Partnership contained in Section 2 (except as affected by the transactions hereby contemplated) shall be true in all material respects on and as of the Closing Date; the Operating Partnership shall have performed in all material respects all agreements on its part required to be performed under this Agreement on or prior to the Closing Date; no Default or Event of Default shall have occurred and be continuing; and the Purchaser shall have received a certificate, dated the Closing Date, of the Operating Partnership certifying to the effect specified in this paragraph (f).

      (g) Legality. The Notes to be purchased by the Purchaser hereunder on the Closing Date shall be a legal investment for it under the laws of each jurisdiction to which it may be subject, without resort to any basket provision of said laws such as Section 1405 (a)(8) of the New York Insurance Law, and it shall have received, such certificates or other evidence as it may reasonably request demonstrating the legality of such purchase under such laws.

      (h) Rating. The Purchaser shall have received evidence satisfactory to it that the Notes have been rated BBB- or better by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Baa3 or better by Moody's Investors Service, Inc. and BBB- or better by Fitch IBCA or Duff & Phelps Credit Rating Co.

      (i) CUSIP Number. The Operating Partnership shall have obtained for the Notes a CUSIP number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners).

      (j) Representation Letter. The Operating Partnership shall have obtained confirmation from The Depository Trust Company confirming its appointment as depository for the Notes.

      4. PAYMENT. Notwithstanding anything to the contrary in this Agreement, the Indenture or the Notes, so long as any Purchaser or any nominee designated by the Purchaser shall be the holder of any Note, the Operating Partnership shall cause the Trustee to punctually pay all amounts that become due and payable on such Note to the Purchaser at the address and in the manner set forth in
Schedule I hereto for the Purchaser, or at such other place and in such other manner as the Purchaser may designate by notice to the Operating Partnership and the Trustee in the manner provided by Section 105 of the Indenture, without presentation or surrender of such Note.

      5.    MISCELLANEOUS.

      (1) Expenses. Whether or not the transactions contemplated hereby are consummated, the Operating Partnership shall: (i) concurrently with the Closing, pay the reasonable fees and disbursements of Debevoise & Plimpton, special counsel to the Purchaser, and any other fees and expenses due and owing on or prior to the Closing Date under the Transactions Documents, (ii) pay the reasonable fees and disbursements of the Trustee and of special counsel to the Purchaser in connection with any amendment, waiver or consent with respect to this Agreement, the other Transaction Documents or the Notes, and all other reasonable expenses in connection therewith, including the fees and expenses of enforcing collection of any Notes or interest, if any, thereon, whether before or after any bankruptcy, reorganization, dissolution, winding up or liquidation of the Operating Partnership and (iii) reimburse the Purchaser for its reasonable out-of-pocket expenses in connection with such transactions, amendments, waivers or consents, and any items of the character referred to in clause (ii) which shall have been paid by the Purchaser (except out-of-pocket expenses occasioned by any sale or transfer of any of the Notes), and pay the cost of transmitting Notes to the Purchaser's principal office upon the issuance thereof.

      (2) Reliance on and Survival of Representations. All agreements, representations and warranties herein and in any certificates or other instruments delivered pursuant to this Agreement or the other Transaction Documents shall (i) be deemed to be material and to have been relied upon by the other parties hereto notwithstanding any investigation heretofore or hereafter made by or on behalf of such party and (ii) survive the execution and delivery of this Agreement and the Supplemental Indenture, and the delivery of the Notes, and shall continue in effect so long as any Note is outstanding and thereafter as provided in Section 5(a).

      (3) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of their respective successors and assigns.

      (4) Notices. All notices and other communications provided for in this Agreement shall be in writing and delivered or mailed, first class postage prepaid, or transmitted by telecopier and confirmed by a similar mailed writing addressed (i) if to the

Operating Partnership, at the address set forth at the head of this Agreement (marked for the attention of the Executive Vice President and Chief Financial Officer of the Operating Partnership), or at such other address as the Operating Partnership may hereafter designate by notice to the Purchaser and to each other holder of any Note at the time outstanding, or (ii) if to any Purchaser, at the address as set forth in Schedule I hereto for the Purchaser or at such other address as the Purchaser may hereafter designate by notice to the Operating Partnership, or (iii) if to any other holder of any Note, at the address of such holder as it appears on the Note Register.

      (5) Law Governing. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

      (6) Headings; Counterparts. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof. This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below, and upon the acceptance hereof by the Purchaser, this letter shall constitute a binding agreement between the Operating Partnership and the Purchaser.

                                       MACK-CALI REALTY, L.P.

                                       By: MACK-CALI REALTY
                                           CORPORATION, its General
                                           Partner


                                       By: /s/ Roger W. Thomas
                                           -------------------------------------
                                           Name: Roger W. Thomas
                                                 -------------------------------
                                                 Title: Executive Vice President
                                                        and General Counsel
                                                        ------------------------

The foregoing Agreement is
hereby accepted as of the date
first above written.

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA


By: /s/ Bridget Maclean-Lai
    --------------------------------
    Name: Bridget Maclean-Lai
          --------------------------
    Title: Associate Director
           -------------------------

                                   SCHEDULE A

1. Loan in the amount of $10,292,001 ("Loan A") made by Teachers Insurance and Annuity Association of America ("Lender") to Robert Martin Company, LLC ("RMC"), which Loan A is evidenced by a First Replacement Mortgage Note dated December 30, 1996.

2. Loan in the amount of $25,600,537 ("Loan B") made by Lender to RMC, which Loan B is evidenced by a First Replacement Mortgage Note dated December 30, 1996.

3. Loan in the amount of $4,462,646 ("Loan C") made by Lender to RMC, which Loan C is evidenced by a First Replacement Mortgage Note dated December 30, 1996.

4. Loan in the amount of $58,596,855 ("Loan D") made by Lender to RMC, which Loan D is evidenced by a First Replacement Mortgage Note dated December 30, 1996.

5. Loan in the amount of $15,464,970 ("Loan E") made by Lender to RMC, which Loan E is evidenced by a First Replacement Mortgage Note dated December 30, 1996.

6. Loan in the amount of $10,058,354 ("Loan F") made by Lender to Cali CW Realty Associates L.P. and Cali So. West Realty Associates L.P., which Loan F is evidenced by an Amended and Restated First Replacement Mortgage Note dated January 31, 1997.

7. Loan in the amount of $21,552,695 ("Loan G") made by Lender to RMC, which Loan G is evidenced by a First Replacement Mortgage Note dated December 30, 1996.

8. Loan in the amount of $27,918,366 ("Loan H") made by Lender to RMC, which Loan H is evidenced by a First Replacement Mortgage Note dated December 30, 1996.

9. Loan in the amount of $11,337,053 ("Loan I") made by Lender to RMC, which Loan I is evidenced by a First Replacement Mortgage Note dated December 30, 1996.

                                    SHEDULE I

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

(1) Payments on account of the Notes shall be made in immediately available funds at the opening of business on the due date by electronic funds transfer (identifying each payment as "MACK-CALI REALTY, L.P., $185,283,478 7.18% Notes due 2003 CUSIP number 55448Q AC 0 (principal or interest)") through the Automated Clearing House System to the following account:

            The Chase Manhattan Bank, N.A.
            New York, New York 10036
            ABA No. 021-0000-21
            Account No. 910-2-766483

(2) Contemporaneous with the above electronic funds transfer, mail or send by facsimile the following information setting forth: (i) the full name, cusip number, interest rate and maturity date of the Notes or other obligations; (ii) the allocation of payment between principal, interest, premium and any special payment; and (iii) the name and address of the bank from which such electronic funds transfer was sent, to:

            Teachers Insurance and Annuity Association of America
            730 Third Avenue
            New York, New York 10017
            Attn: Nicole Kim
                  Associate Director of Commercial Mortgage
                  and Real Estate Securities
            Phone: 212-916-4481
            Fax:   212-916-6960

(3)   All other communications:

            Teachers Insurance and Annuity Association of America
            730 Third Avenue
            New York, New York 10017
            Attn: Nicole Kim
                  Associate Director of Commercial Mortgage
                  and Real Estate Securities
            Phone: 212-916-4481
            Fax:   212-916-6960

(4) Tax Identification No: 13-1624203N

                                                                       Exhibit A

                                                                  August 2, 1999

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017

            Re: Purchase of Unsecured Notes by Teachers Insurance and Annuity Association of America

Dear Sirs:

      We have acted as counsel to Mack-Cali Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), and the Operating Partnership's general partner, Mack-Cali Realty Corporation, a Maryland corporation (the "Company"), in connection with the issuance and sale by the Operating Partnership of $185,283,478 of 7.18% notes due 2003 (the "Securities"). The Securities are being sold by the Operating Partnership pursuant to the Note Purchase Agreement, dated as of August 2, 1999 (the "Note Purchase Agreement"), between the Operating Partnership and Teachers Insurance and Annuity Association of America, a New York corporation ("TIAA"). Terms not defined herein have the meanings ascribed to them in the Note Purchase Agreement.

      In so acting, we have participated in the preparation of the Base Indenture, Supplemental Indenture No. 2, the Base Prospectus and the Prospectus Supplement. We have examined originals or copies certified or otherwise identified to our satisfaction, of such documents, necessary or appropriate for purposes of rendering this opinion, including (a) the Certificate of Limited Partnership of the Operating Partnership, (b) the Second Amended and Restated Agreement of Limited Partnership, as amended, of the Operating Partnership, (c) the Note Purchase Agreement, (d) a proof of a specimen note, (e) the Prospectus Supplement, (f) the Shelf Registration Statement, (g) certificates prepared for purposes of this opinion and (h) such other documents, records and other instruments and matters of law as we have deemed necessary or appropriate for purposes of this opinion. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to executed documents of all unexecuted copies submitted to us, and the conformity to the originals of photostatic copies.

      As to the various questions of fact material to our opinion stated to be "to the best of our

Teachers Insurance and Annuity Association of America
August 2, 1999
Page 2


knowledge", and as otherwise specifically stated in our opinion, we have made inquiries of and relied upon oral statements, written information and certificates of officials and representatives of the Operating Partnership and the Company.

      We are admitted to the Bar in the States of New York and New Jersey and we express no opinion as to the laws of any other jurisdiction, except the laws of the United States of America and the limited partnership laws of the State of Delaware.

      Upon the basis of the foregoing and in reliance upon the representations made to us, we are of the opinion that:

      1 The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Operating Partnership and its subsidiaries, taken as a whole.

      2. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and is duly qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole.

      3. The Operating Partnership, the Company and each of their subsidiaries have full power, corporate or other, to own or lease their respective properties and conduct their respective businesses as described in the Base Prospectus and the Prospectus Supplement, and the Operating Partnership has full power, partnership or other, to enter into the Note Purchase Agreement, the Base Indenture and the Supplemental Indenture and to carry out all the terms and provisions thereof to be carried out by it.

      4. The Securities have been duly authorized by all necessary partnership action, and when executed and delivered against payment therefor in the manner provided in the Note Purchase Agreement, the Securities will be the legal, valid, binding and enforceable obligation of the Operating Partnership entitled to the benefits provided by the Base Indenture and the Supplemental Indenture, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws relating to creditors' rights generally and the application of equitable principles in any proceeding, whether at law or in equity. The Operating Partnership has complied with all conditions precedent or covenants with respect to the
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Teachers Insurance and Annuity Association of America
August 2, 1999
Page 3


authentication and delivery of the Securities under the Base Indenture and the Supplemental Indenture.

      5. No partner of the Operating Partnership is entitled as such to any preemptive or other rights to subscribe for any of the Securities and no holder of securities of the Operating Partnership or any subsidiary has any right which has not been waived to require the Operating Partnership to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by the Note Purchase Agreement.

      6. The form and terms of the Securities have been established in conformity with the provisions of the Base Indenture and the Supplemental Indenture.

      7. The execution and delivery of the Note Purchase Agreement, the Base Indenture and the Supplemental Indenture have been duly authorized by all necessary action of the Operating Partnership, and the Note Purchase Agreement, the Base Indenture and the Supplemental Indenture have been duly executed and delivered by the Operating Partnership, and are valid and binding agreements of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws relating to creditors' rights generally and to the application of equitable principles in any proceeding, whether at law or in equity, and except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy.

      8. (A) No legal or governmental proceedings are pending to which the Operating Partnership, any of its subsidiaries, or any of their senior management in their capacity as such, is a party or to which the Properties or any other property of the Operating Partnership or any of its subsidiaries is subject that are required to be described in the Prospectus Supplement or the Shelf Registration Statement and are not described therein, and, to the best of our knowledge, no such proceedings have been threatened against the Operating Partnership or any of its subsidiaries or with respect to the Properties or any of their respective other properties and (B) no contract or other document is required to be described in the Prospectus Supplement that is not described therein.

      9. The issuance, offering and sale of the Securities to TIAA by the Operating Partnership pursuant to the Note Purchase Agreement, the compliance by the Operating Partnership with the other provisions of the Note Purchase Agreement, and the consummation of the other transactions contemplated by the Note Purchase Agreement do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities
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Teachers Insurance and Annuity Association of America
August 2, 1999
Page 4


or blue sky laws (as to which we do not opine) or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties or any other properties or assets of the Operating Partnership or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, lease or other agreement or instrument known to us after due inquiry to which the Operating Partnership or any of its subsidiaries is a party or by which the Operating Partnership or any of its subsidiaries or the Properties or any other of their respective properties are bound, the Second Amended and Restated Agreement of Limited Partnership or other organizational documents, as the case may be, of the Operating Partnership or any of its subsidiaries, or any statute, or (to the best of our knowledge after due inquiry) any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Operating Partnership or any of its subsidiaries or any of the Properties.

      10. The Operating Partnership is not subject to registration as an Investment Company under the Investment Company Act of 1940, as amended, and the transactions contemplated by the Note Purchase Agreement will not cause the Operating Partnership to become an investment company subject to registration under such Act.

      11. The Prospectus Supplement will be filed with the Securities and Exchange Commission in the manner and within the time period required by Rule 424(b); and the Shelf Registration Statement has been declared effective under the Securities Act and no stop order suspending the effectiveness of the Shelf Registration Statement and no order directed at any document incorporated by reference in the Prospectus Supplement or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or, to the best of our knowledge, threatened by the Securities and Exchange Commission.

      12. The Registration Statement and each amendment thereto, and the Prospectus Supplement (in each case, including the documents incorporated by reference therein but not including the financial statements and other financial or statistical data included therein or omitted therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder.

      13. The statements in the Base Prospectus under the caption entitled "Description of Debt Securities," insofar as they purport to summarize certain provisions of the Base Indenture, are accurate summaries of such provisions. The statements in the Prospectus Supplement under the caption entitled "Description of the Notes," insofar as they purport to summarize certain provisions of the Supplemental Indenture and the Notes, are accurate summaries of such provisions.
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Teachers Insurance and Annuity Association of America
August 2, 1999
Page 5



      The opinions set forth herein are solely for your benefit in connection with the transactions contemplated by the Note Purchase Agreement and may not be relied on by you for any other purpose, or by any other person, firm or corporation for any purpose without prior written consent except for Wilmington Trust Company, as Trustee, who shall be entitled to rely on this opinion as if it were addressed directly to them.

                                        Very truly yours,